                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                            KORN/FERRY INTERNATIONAL

                                       AND

                               MICHAEL D. BEKINS

                                TABLE OF CONTENTS

                                                                                         Page
1.      Employment......................................................................    1

2.      Term of Employment..............................................................    1

3.      Position, Duties and Responsibilities...........................................    1

4.      Annual Compensation.............................................................    2

        (a)    Base Salary..............................................................    2

        (b)    Annual Incentive Cash Bonus..............................................    2

5.      Employee Benefit Programs and Perquisites.......................................    3

        (a)    General..................................................................    3

        (b)    Reimbursement of Business Expenses.......................................    3

        (c)    Conditions of Employment.................................................    4

6.      Termination of Employment.......................................................    4

        (a)    Death....................................................................    4

        (b)    Disability...............................................................    4

        (c)    Termination by the Company for Cause, Voluntary Termination by Executive,
               Failure to Renew by Executive............................................    5

        (d)    Termination by the Company Without Cause, by Executive for Good
               Reason or for Failure by the Company to Renew Agreement Prior
               to Change in Control.....................................................    6

        (e)    Termination for Performance Reason Prior to a Change in Control..........    8

        (f)    Following a Change of Control, Termination by the Company Without
               Cause or For Performance Reasons or by Executive for Good Reason.........    9

7.      Reserved........................................................................   12

8.      No Mitigation; No Offset........................................................   12

9.      Confidential Information; Cooperation with Regard to Litigation.................   13

                              TABLE OF CONTENTS

                                  (continued)


                                                                                         Page
        (a)    Nondisclosure of Confidential Information................................   13

        (b)    Definition of Confidential Information...................................   13

        (c)    Cooperation in Litigation................................................   14

10.     Non-solicitation................................................................   14

11.     Remedies........................................................................   14

12.     Resolution of Disputes..........................................................   15

13.     Indemnification.................................................................   15

        (a)    Company Indemnity........................................................   15

        (b)    No Presumption Regarding Standard of Conduct.............................   17

        (c)    Liability Insurance......................................................   17

14.     Effect of Agreement on Other Benefits...........................................   17

15.     Assignment; Binding Nature......................................................   17

16.     Representations.................................................................   18

17.     Entire Agreement................................................................   18

18.     Amendment or Waiver.............................................................   18

19.     Severability....................................................................   19

20.     Survivorship....................................................................   19

21.     Beneficiaries/References........................................................   19

22.     Governing Law...................................................................   19

23.     Notices.........................................................................   19

                             EMPLOYMENT AGREEMENT

               This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 1st day of May 2000, by and between KORN/FERRY INTERNATIONAL, a Delaware corporation with its principal offices in Los Angeles, California (the "Company"), and MICHAEL D. BEKINS (the "Executive").

               1.   Employment.  The Company agrees to employ Executive and
                    ----------
Executive agrees to be employed by the Company upon the terms and conditions set forth in this Agreement.

               2.   Term of Employment. Executive's employment under this
                    ------------------
Agreement will begin on May 1, 2000 and will continue for an initial term ending April 30, 2003. The term will automatically be renewed for successive two-year periods thereafter, until the first April 30th following the date on which Executive reaches age 65, at which time the term will expire, provided, however, that either the Company or the Executive may terminate this Agreement at the end of the initial term by delivering to the other party at least 120 days' prior written notice of such termination or at the end of any subsequent two-year renewal term by delivering to the other party at least 120 days' prior written notice of such termination. (In this Agreement, the delivery of such a notice shall be referred to as a "failure to renew" the Agreement.)

              3.    Position, Duties and Responsibilities. Executive will serve
                    -------------------------------------
as Executive Vice President and Chief Operating Officer of the Company with duties and responsibilities customary to such offices. Executive will be considered a senior executive officer of the

Company and treated accordingly. Executive will report directly to, and will perform such duties and functions consistent with Executive's position and as are assigned to Executive by the Chief Executive Officer of the Company or by the Company's Board of Directors (the "Board"). At the request of the Board, Executive will serve as an officer or director of the Company's subsidiaries and other affiliates without additional compensation. Executive will devote substantially all of Executive's business time and attention to the performance of Executive's obligations, duties and responsibilities under this Agreement. Subject to Company policies applicable to senior executives generally, Executive may engage in personal, charitable, professional and investment activities to the extent such activities do not conflict or interfere with Executive's obligations to, or Executive's ability to perform the normal duties and functions of Executive pursuant to this Agreement.

               4.   Annual Compensation.
                    -------------------

               (a)  Base Salary. The Company will pay a base salary to Executive
                    -----------
at a minimum annual rate of $450,000 in accordance with its regular payroll practices. At least annually and in the month preceding the end of the fiscal year, the Board will review the level of Executive's base salary. The Board, acting in its discretion, may increase (but may not decrease) the annual rate of base salary in effect at any time, unless the Board concludes that an across-the-board reduction in compensation is required for all executive officers of the Company, in which case the Executive's compensation shall be ratably reduced. The base salary in effect as of any date of determination is referred to hereinafter as the "Base Salary."

               (b)  Annual Incentive Cash Bonus. Executive will participate in
                    ---------------------------
the Company's annual incentive cash bonus plan established for senior executives, with an annual target bonus equal to 100% of Base Salary, or such higher amount as may be determined by the

Board ("Annual Target Bonus") and an annual maximum bonus equal to 200% of Base Salary, or such higher amount as may be determined by the Board ("Annual Maximum Bonus"). Executive's actual annual incentive cash bonus ("Annual Bonus") may be payable after thirty (30) days after the end of the fiscal year for which it is earned, but not later than ninety (90) days after the end of the fiscal year for which it is earned. Unless otherwise expressly determined by the Board, in its discretion, such Annual Bonus shall be considered earned only if Executive is employed by the Company as of the last day of the fiscal year to which such Annual Bonus applies.

               5.   Employee Benefit Programs and Perquisites.
                    -----------------------------------------

               (a)  General. Executive will be entitled to participate in such
                    -------
retirement or pension plans, stock option or other equity compensation plans, group health, long term disability and group life insurance plans, and any other welfare and fringe benefit plans, arrangements, programs and perquisites sponsored or maintained by the Company from time to time for the benefit of its senior executives generally, including four weeks paid vacation. Unless otherwise expressly provided in this Agreement, all COBRA benefits referred to herein shall be paid by Executive.

               (b)  Reimbursement of Business Expenses. Executive is authorized
                    ----------------------------------
to incur reasonable expenses in accordance with the Company's written policy in carrying out Executive's duties and responsibilities under this Agreement, and the Company will promptly reimburse Executive for all such expenses that are so incurred upon presentation of appropriate vouchers or receipts, subject to the Company's expense reimbursement policies applicable to senior executive officers generally.

               (c)  Conditions of Employment. Executive's place of employment
                    ------------------------
during the term of Executive's employment under this Agreement will be at the Los Angeles office of the Company, subject to the need for reasonable business travel. The conditions of Executive's employment, including, without limitation, office space, office appointments, secretarial, administrative and other support, will be consistent with Executive's status as a senior executive officer of the Company.

               6.   Termination of Employment.
                    -------------------------

               (a)  Death. If Executive's employment with the Company terminates
                    -----
before the end of the term by reason of Executive's death, then the following shall occur: (1) as soon as practicable thereafter and, in any event, not later than the thirtieth (30th) day following the date of Executive's death, the Company shall pay to Executive's estate an amount equal to Executive's "Accrued Compensation" (as defined in Section 6(i) below); (2) all outstanding stock options and other equity-type incentives held by Executive at the time of Executive's death will become fully vested as of the date of Executive's death (whether or not fully vested immediately prior to Executive's death) and remain exercisable until their originally scheduled expiration dates; and (3) Executive's spouse and covered dependents will be entitled to continued participation in the Company's group health plan(s) or at the same benefit level and to the same extent, if any, as such continued participation at the expense of the Company is available to the shareholder/officers of the Company generally and, thereafter, for such additional period as may be available under COBRA at their expense.

               (b)  Disability. If the Company terminates Executive's employment
                    ----------
by reason of Executive's "disability," (defined below), then the following shall occur: (1) the Company shall pay to Executive within thirty (30) days after the date of such termination Executive's

Accrued Compensation (as defined in Section 6(i) below); (2) all outstanding stock options and other equity-type incentives held by Executive at the time of Executive's termination will become fully vested as of the date of such termination (whether or not fully vested immediately prior to Executive's termination) and remain exercisable until their originally scheduled expiration dates; and (3) Executive and Executive's spouse and covered dependents will be entitled to continued participation in the Company's group health plan(s) or at the same benefit level and to the same extent, if any, as such continued participation at the expense of the Company is available to the shareholder/officers of the Company generally and, thereafter, for such additional period as may be available under COBRA at Executive's expense. For purposes of this Agreement, the term "disability" means any medically determinable physical or mental condition or impairment which prevents the Executive from performing the principal functions of Executive's duties with the Company that can be expected to result in death or that has lasted or can be expected to last for a period of ninety (90) consecutive days or for shorter periods aggregating one hundred and eighty (180) days in any consecutive twelve
(12) month period, with such determination to be made by an approved medical doctor. For this purpose an approved medical doctor shall mean a medical doctor selected by the Company and Executive. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third medical doctor who shall be the approved medical doctor for this purpose.

               (c)  Termination by the Company for Cause, Voluntary Termination
                    -----------------------------------------------------------
by Executive, Failure to Renew by Executive. If the Company terminates
-------------------------------------------
Executive's employment for "Cause" (as defined below) or if Executive voluntarily terminates Executive's employment without "Good Reason" (as defined in Section 6(d) below) before the end of the stated term of this Agreement that is then in effect, or if Executive fails to renew this Agreement, then the Company shall pay to Executive within thirty (30) days after the date of such termination Executive's Accrued Compensation (as defined in Section 6(i) below), and nothing more. For purposes of this Agreement, termination for "Cause" shall mean termination because Executive is convicted of a felony involving moral turpitude.

               (d)  Termination by the Company Without Cause, by Executive for
                    ----------------------------------------------------------
Good Reason or for Failure by the Company to Renew Agreement Prior to Change in
-------------------------------------------------------------------------------
Control. If Executive's employment is terminated prior to a Change in Control by
-------
the Company without Cause or by Executive for "Good Reason" (defined below), or if the Company fails to renew this Agreement prior to a Change in Control and before Executive reaches the age of 65, then the following shall occur: (1) the Company shall pay to Executive within thirty (30) days after the date of such termination Executive's Accrued Compensation (as defined in Section 6(i) below);
(2) the Company shall pay to Executive within thirty (30) days after the date of such termination a lump sum payment equal to (i) two times the then current Base Salary plus (ii) two times the Annual Target Bonus for Executive established for the incentive year in which such termination occurs; provided, however, that if Executive's employment is terminated because the Company fails to renew this Agreement, then Executive shall be entitled only to (i) one times the then current Base Salary plus (ii) one times the Annual Target Bonus for Executive established for the incentive year in which such termination occurs; (3) Executive, Executive's spouse and covered dependents will be entitled to continued participation in the Company's group health plan(s) at the expense of the Company at the same benefit level at which the Executive and the Executive's spouse and covered dependent(s) participated immediately before the termination of Executive's employment for a period of eighteen (18) months after such termination; provided, however, that if such termination is due to the Company's failure to renew, then the period of participation will only be for one (1) year after such termination, and thereafter for such additional period as may be available under COBRA or under any post-retirement group health plan or arrangement in which Executive participated prior to the termination of Executive's employment; and (4) all outstanding stock options and other equity-type incentives held by Executive at the time of Executive's termination of employment will become fully vested as of the date of such termination (whether or not fully vested immediately prior to Executive's termination) and remain exercisable until their originally scheduled expiration dates.

               For the purposes of this Agreement, "Good Reason" means

               (A) any significant reduction by the Company of Executive's duties or responsibilities or the assignment by the Company to Executive of duties or responsibilities which are materially inconsistent with his duties or responsibilities or the assignment by the Company to Executive of duties or responsibilities which impair his ability to function as Executive Vice President and Chief Operating Officer.

               (B) the failure or refusal by the Company to satisfy any of its compensation obligations under this Agreement or any material reduction of any employee benefit or perquisite enjoyed by Executive other than as part of an across-the-board reduction applicable to all executive officers of the Company; or

               (C) the failure by the Company to perform, or any breach by the Company of, its obligations under any provision of this Agreement which failure or breach is not cured by the Company (if capable of being cured) within ninety (90) days following receipt of notice thereof from Executive to the Company; or

               (D) Executive's primary location of business or the Company's headquarters is moved more than fifty (50) miles from its present location without Executive's prior consent, provided that the participation, advocacy, vote or any other role assumed by Executive in any decision to move such offices more than fifty
               (50) miles from his primary location of business or its present location, as applicable, shall not constitute his personal consent to move his primary location of business or its present location for purposes of this paragraph; or

               (E) any change or reduction of Executive's titles without Executive's prior consent; or

               (F) the failure of the Company to obtain the assumption in writing of all of its obligations to perform this Agreement by any successor to all or substantially all of the assets of the Company within fifteen (15) days after a merger, consolidation, sale or similar transaction.

               (e)  Termination for Performance Reason Prior to a Change in
                    -------------------------------------------------------
Control. If Executive's employment is terminated by Company prior to a Change in
-------
Control for a "Performance Reason" (defined below), then (1) the Company shall pay to Executive within thirty (30) days after the date of such termination Executive's Accrued Compensation (as defined in Section 6(i) below); (2) the Company shall pay to Executive within thirty (30) days after the date of such termination a lump sum payment equal to (i) one times the then current Base Salary plus (ii) one times the Annual Target Bonus for Executive established for the incentive year in which such termination occurs; (3) Executive and Executive's spouse and covered dependents will be entitled to continued participation in the Company's group health plan(s) at the expense of the Company at the same benefit level at which the Executive and the Executive's spouse and covered dependent(s) participated immediately before the termination of Executive's employment for a period of twelve (12) months after such termination, and thereafter for such additional period as may be available under COBRA or under any post-retirement group health plan or arrangement in which Executive participated prior to the termination of Executive's employment; and
(4) all outstanding stock options and other equity-type incentives held by Executive at the time of Executive's termination of employment will become fully vested as of the date of such termination (whether or not fully vested immediately prior to Executive's termination) and remain exercisable until their originally scheduled expiration dates.

               For the purposes of this Agreement, a "Performance Reason" occurs if (i) Executive has engaged in repeated failures to perform and has willfully neglected Executive's material duties in a manner which the Board determines is not reasonably satisfactory to it, (ii) the Board has determined in good faith that such repeated failures to perform and willful neglect have resulted in material harm to the Company, (iii) the Board gives Executive a detailed written description specifying Executive's alleged repeated failures to perform and the Executive's willful neglect of Executive's material duty as well as the material harm suffered by the Company, and provides Executive ninety (90) days to cure such repeated failures to perform and willful neglect and (iv) such repeated failures to perform and willful neglect by Executive continue after the expiration of the ninety (90) day cure period specified in the written notice from the Board.

               (f)  Following a Change of Control, Termination by the Company
                    ---------------------------------------------------------
Without Cause or For Performance Reasons or by Executive for Good Reason. If a
------------------------------------------------------------------------
Change in Control (defined in Schedule A) occurs and if, within 12 months after
                                                 ---
the date on which the Change in Control occurs, Executive's employment is terminated by the Company without Cause or by reason of the Company's failure to renew, or by the Company for a Performance Reason, or by Executive for Good Reason, then (1) the Company shall pay to Executive within thirty (30) days after the date of such termination Executive's Accrued Compensation (as defined in Section 6(i) below); (2) the Company shall pay to Executive within thirty (30) days after the date of such termination a lump sum payment equal to (i) two times the then current Base Salary or two times Executive's annual base salary in effect just prior to the Change in Control, whichever amount is higher, plus (ii) the higher of two times the Annual Maximum Bonus for Executive for the incentive year in which such termination occurs or two times the Annual Maximum Bonus for Executive applicable to the fiscal year preceding the year in which such termination occurs; (3) Executive and Executive's spouse and covered dependents will be entitled to continued participation in the Company's group health plan(s) at the expense of the Company at the same benefit level at which the Executive and the Executive's spouse and covered dependent(s) participated immediately before the termination of Executive's employment for a period of two (2) years after such termination, and, thereafter, for such additional period as may be available under COBRA or under any post-retirement group health plan or arrangement in which Executive participated prior to the termination of Executive's employment; and (4) all outstanding stock options and other equity-type incentives held by executive at the time of Executive's termination of employment will become fully vested as of the date of such termination (whether or not fully vested immediately prior to Executive's termination) and remain exercisable until their originally scheduled expiration dates.

               (g) Notwithstanding anything contained herein to the contrary, if any amounts due to Executive under this Agreement and any other plan or program of the Company constitute a "parachute payment," as such term is defined in Section 280G(b)(2) of the Internal Revenue

Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to
Section 4999 of the Internal Revenue Code, is less than the amount Executive would receive if he were paid three times his "base amount," as defined in
Section 280G(b)(3) of the Internal Revenue Code, less $1.00, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times his "base amount" less $1.00. The determinations to be made with respect to this Section 6(g) shall be made by an accounting firm (the "Auditor") jointly selected by the Company and Executive and paid by the Company. The Auditor shall be a nationally recognized United Sates public accounting firm that has not during the two years preceding the date of its selection acted, in any way, on behalf of the Company or any of its subsidiaries. If Executive and the Company cannot agree on the firm to serve as the Auditor, then Executive and the Company shall each select one such accounting firm and those two firms shall jointly select such accounting firm to serve as the Auditor. If a determination is made by the Auditor that a reduction in the aggregate of all payments due to Executive upon a Change in Control is required by this Section 6(g), Executive shall have the right to specify the portion of such reduction, if any, that will be made under this Agreement and each plan or program of the Company. If he does not so specify within sixty (60) days following the date of a determination by the Auditor pursuant to the preceding sentence, the Company shall determine, in its sole discretion, the portion of such reduction, if any, to be made under this Agreement and each plan or program of the Company.

               (h) Except as otherwise provided in this Agreement, Executive's entitlements under applicable plans and programs of the Company following termination of Executive's employment will be determined under the terms of those plans and programs.

               (i) For purposes of this Agreement, the term "Accrued Compensation" means, as of any date, the amount of any unpaid Base Salary earned by Executive through the date of termination of Executive's employment and the amount of any unpaid Annual Bonus earned by Executive through the last day of the fiscal year of the Company immediately preceding the fiscal year in which Executive's employment is terminated, plus any additional amounts and/or benefits payable to or in respect of Executive under and in accordance with the provisions of any employee plan, program or arrangement under which Executive is covered immediately prior to termination of Executive's employment.

               7.  No Mitigation; No Offset. Executive will have no obligation
                   ------------------------
to seek other employment or to otherwise mitigate the Company's obligations to Executive arising from the termination of Executive's employment, and no amounts paid or payable to Executive by the Company under this Agreement shall be subject to offset for any remuneration in which Executive may become entitled from any other source after Executive's employment with the Company terminates, whether attributable to subsequent employment, self-employment or otherwise except that subsequent employment with an employer providing benefit plans shall result in an offset against benefits payable by the Company hereunder to the extent of the benefits paid by the new employer.

               8.  Confidential Information; Cooperation with Regard to
                   ----------------------------------------------------
Litigation.
----------

               (a) Nondisclosure of Confidential Information. During the term of
                   -----------------------------------------
Executive's employment and thereafter, Executive will not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by Executive to keep such information confidential) or make use of any Confidential Information (as defined below). Notwithstanding the foregoing, Executive may disclose Confidential Information if such disclosure or use is required in connection with the performance of Executive's duties hereunder or is required by applicable law, legal process, by any governmental agency having supervisory authority over the business of the Company or any of its Affiliates (as defined in Section 8(b) below) or by any administrative or legislative body (including a committee thereof) that requires Executive to divulge, disclose or make accessible such information. In the event that Executive is so ordered, he will give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

               (b) Definition of Confidential Information. For purposes of this
                   --------------------------------------
Agreement, "Confidential Information" means information concerning the business of the Company or any corporation or other entity that, directly or indirectly, controls, is controlled by or under common control with the Company (an "Affiliate") relating to any of its or their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies. Excluded from the definition of Confidential Information is information (1) that is or becomes part of the public domain, other than through the breach of this Agreement by Executive or (2) regarding the Company's business or industry properly acquired by Executive in the course of Executive's career as an executive in the Company's industry and independent of Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Affiliate shall be deemed to be known or available to the public and not to be Confidential Information.

               (c) Cooperation in Litigation. Executive will cooperate with the
                   -------------------------
Company in any manner reasonably requested by the Company, during the term of executive's employment and thereafter (including following Executive's termination of employment for any reason), by making Executive reasonably available to testify on behalf of the Company or any Affiliate of the Company in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to reasonably assist the Company or any such Affiliate in any such action, suit, or proceeding by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any such Affiliate, as reasonably requested; provided, however, that the same does not materially
                      --------  -------
interfere with Executive's then current professional activities. The Company will reimburse Executive, on an after-tax basis, for all expenses reasonably incurred by Executive in connection with Executive's provision of testimony or assistance and if such assistance is provided after Executive's termination of employment, will pay Executive a per diem rate of $1,500.

               9.  Non-solicitation. During the term of Executive's employment
                   ----------------
and for a period of 24 months thereafter or the remainder of the Liquidity Period (whichever is longer), Executive will not induce or solicit, directly or indirectly, any employee of the Company or of any Affiliate (other than Executive's secretary) to terminate such employee's employment with the Company or any Affiliate.

               10. Remedies. If Executive commits a material breach of any of
                   --------
the provisions contained in Section 9 above, then the Company will have the right to seek injunctive relief. Executive acknowledges that such a breach of
Section 9 could cause irreparable injury and that money damages may not provide an adequate remedy for the Company. Nothing contained herein will prevent Executive from contesting any such action by the Company on the ground that no violation or threatened violation of Section 9 has occurred.

               11. Resolution of Disputes. Any controversy or claim arising out
                   ----------------------
of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under Section 10, shall be resolved by binding arbitration, to be held in Los Angeles in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company will continue payment of all amounts and benefits due Executive under this Agreement. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses. Notwithstanding the foregoing, following a Change in Control, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive pursuant to this section shall be paid on behalf of or reimbursed to Executive promptly by the Company; provided, however, that Executive shall repay such amounts to the Company if and to the extent the arbitrator(s) determine(s) that any of Executive's litigation assertions or defenses were in bad faith.

               12. Indemnification.
                   ---------------

               (a) Company Indemnity. If Executive is made a party, or is
                   -----------------
threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Affiliate or was serving at the request of the Company or any Affiliate as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, then the Company will indemnify Executive and hold Executive harmless to the fullest extent legally permitted or authorized by the Company's articles of incorporation, certificate of incorporation or bylaws or resolutions of the Company's Board to the extent not inconsistent with state laws, against all costs, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, except to the extent attributable to Executive's gross negligence or fraud, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or Affiliate and shall inure to the benefit of Executive's heirs, executors and administrators. The Company will advance to Executive all reasonable costs and expenses to be incurred by Executive in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this section shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to Executive and shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

               (b) No Presumption Regarding Standard of Conduct. Neither the
                   --------------------------------------------
failure of the Company (including its Board, independent legal counsel or shareholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under the preceding subsection (a) of this section that indemnification of Executive is proper because Executive has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or shareholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

               (c) Liability Insurance. The Company will continue and maintain
                   -------------------
a directors and officers liability insurance policy covering Executive to the extent the Company provides such coverage for its other senior executive officers.

               13. Effect of Agreement on Other Benefits. Except as specifically
                   -------------------------------------
provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

               14. Assignment; Binding Nature. This Agreement shall be binding
                   --------------------------
upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred to the successor of the Company or its business if the assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than Executive's rights to compensation and benefits, which may be transferred only by will or operation of law, except as otherwise specifically provided or permitted hereunder.

               15. Representations. The Company represents and warrants that it
                   ---------------
is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any Agreement between it and any other person, firm or organization. Executive represents and warrants that there is no legal or other impediment which would prohibit Executive from entering into this Agreement or which would prevent Executive from fulfilling Executive's obligations under this Agreement.

               16. Entire Agreement. This Agreement contains the entire
                   ----------------
understanding and agreement between the parties concerning the subject matter thereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. No provisions contained in the Repurchase Agreement or any future amendment thereto shall modify this Agreement in any manner whatsoever. To the extent the Repurchase Agreement is inconsistent with this Agreement, including Section 7 hereof, this Agreement shall supercede the Repurchase Agreement.

               17. Amendment or Waiver. No provision in this Agreement may be
                   -------------------
amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

               18. Severability. In the event that any provision or portion of
                   ------------
this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

               19. Survivorship.  The respective rights and obligations of the
                   ------------
parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

               20. Beneficiaries/References. Executive shall be entitled, to the
                   ------------------------
extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of Executive's incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive's beneficiary, estate or other legal representative.

               21. Governing Law.  This Agreement shall be governed by and
                   -------------
construed and interpreted in accordance with the laws of California without reference to principles of conflict of laws.

               22. Notices. Any notice required or permitted to be given by a
                   -------
party hereto to another party hereto shall be in writing and shall be delivered either (a) by facsimile, (b) by first class mail, postage prepaid, (c) by overnight courier for next business day delivery, or (d) by messenger, in each case addressed to the party concerned at the address of the party indicated below or to such changed address as such party may subsequently give such notice of:

               If to the Company:  KORN/FERRY INTERNATIONAL
                                   1800 Century Park East
                                   Los Angeles, CA 90067
                                   Attention: Chief Executive Officer

               If to Executive:    MICHAEL D. BEKINS
                                   2208 Patricia Avenue
                                   Los Angeles, CA 90064

               Any notice so addressed and delivered shall be deemed to have been given (i) if delivered by facsimile, on the date of delivery as indicated by the written confirmation of the senders facsimile machine showing completion of such transmission without error, (ii) if delivered by first-class mail, five
(5) days after deposit of such notice in the mail, (iii) if sent by overnight courier for next business day delivery, the business day following deposit of such notice with such courier, or (iv) if delivered by messenger, when delivered to the address specified above.

               IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement on the date first above written.

                                      KORN/FERRY INTERNATIONAL

                                      By:
                                         ----------------------------------
                                      Windle B. Priem, Chief Executive Officer
                                      and President

                                      EXECUTIVE


                                      _____________________________________
                                      Michael D. Bekins

                                  SCHEDULE A
                        DEFINITION OF CHANGE IN CONTROL

               For purposes of this Agreement, a "Change in Control" shall mean any of the following:

                          (a) an acquisition by any Person (excluding one or
               more Excluded Persons) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act or a pecuniary interest in (either comprising "ownership of,") more than 30% of
                                               ------------
               the Common Stock of the Company or voting securities entitled to then vote generally in the election of directors of the Company ("Voting Stock"), after giving effect to any new issue in the
                 ------------
               case of an acquisition from Korn/Ferry International; or

                          (b) Approval by the shareholders of the Company of a
               plan, or the consummation, of merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company's consolidated assets as an entirety (collectively, a "Business Combination"), other than a Business Combination (1) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 70% or more of the voting stock of the entity resulting from the Business Combination (or a parent company), and (2) after which no Person (other than any one or more of the Excluded Persons) owns more than 30% of the voting stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that amount of Voting Stock immediately before the Business Combination, and (3) after which one or more Excluded Persons own an aggregate number of shares of voting stock at least equal to the aggregate number of shares of voting stock owned by any other Person who is not an Excluded person (except for any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act), if any, and who owns more than 30% of the voting stock; or

                          (c) Approval by the Board of Directors of the Company
               and (if required by law) by shareholders of the Company of a plan to consummate the dissolution or complete liquidation of Korn/Ferry International; or

                          (d) during any period of two consecutive years,
               individuals who at the beginning of such period constituted the Board and any new director (other than a director designated by a person who has entered into an agreement or arrangement with Korn/Ferry International to effect a transaction described in clause (a) or (b) of this definition) whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; provided that for purposes of this clause (d), any directors elected at any time during 1999 shall be deemed to have served on the Board since the beginning of 1999.

               Notwithstanding the above provisions in this Schedule A, no Change in Control shall be deemed to have occurred if a Business Combination, as described in paragraph (b) above, is effected and the Incumbent Board, through the adoption of a Board resolution, determines that, in substance, no Change in Control has occurred.

               "Company" means Korn/Ferry International, a Delaware corporation, its successors, and/or its Subsidiaries, as the context requires.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

               "Excluded Person" means

                             (a) the Company; or

                             (b) any person described in and satisfying the
               conditions of Rule 13d-1(b)(1) under the Exchange Act; or

                             (c) any employee benefit plan of Korn/Ferry
               International; or

                             (d) any affiliates (within the meaning of the
               Exchange Act), successors, or heirs, descendants or members of the immediate families of the individuals identified in party (b) of this definition.

               "Person" means an organization, a corporation, an individual, a partnership, a trust or any other entity or organization, including a governmental entity and a "person" as that term is used under Section 13(d) or 14(d) of the Exchange Act.

                                      A-2